Exhibit F-2


                                   New York, New York
                                   December 10, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

          Referring to the Application-Declaration on Form
U-1, as amended (File No. 70-9141) (hereinafter referred to as the "Application-Declaration"), filed with the Securities and Exchange Commission under the Public Utility
Holding Company Act of 1935, as amended ("Act"), by Entergy
Louisiana, Inc. ("Company") contemplating, among other things, (A) the issuance and sale by the Company of not to exceed $600,000,000 in aggregate principal amount of (1) its first mortgage bonds ("Bonds") under a Mortgage and Deed of Trust, dated as of April 1, 1944 ("Mortgage"), as amended and supplemented, including one or more
Supplemental Indentures thereto under which the Bonds are to be issued, and/or (2) its Debentures ("Debentures") under a Debenture Indenture or a Subordinated Debenture
Indenture, and/or (B) the issuance and sale by the Company,
(1) through one or more special purpose subsidiaries of the Company, of one or more series of preferred securities of such subsidiary having a stated liquidation preference
("Entity Interests"), where the issuance shall involve the issuance of one or more series of the Company's junior subordinated debentures ("Entity Subordinated Debentures") under an Entity Subordinated Debenture Indenture to such special purpose subsidiaries, each series of such Entity
Subordinated Debentures to be in an amount not to exceed the amount of the respective series of Entity Interests plus an equity contribution by the Company (the Entity
Subordinated Debentures issued to evidence such Entity
Interests and such equity contribution not to be included in the above-referenced aggregate amount of $600,000,000), and where the payment of distributions and the amounts due upon liquidation of such entity or redemption of the Entity
Interests may be guaranteed by the Company, and/or (2) of one or more new series of the Company's Preferred Stock
("Preferred Stock") (such Entity Interest and Preferred
Stock to be issued in a combined aggregate stated amount not to exceed $260,000,000), and/or (C) the entering into arrangements for the issuance and sale of tax-exempt revenue bonds ("Tax-Exempt Bonds") in an aggregate principal amount not to exceed $420,000,000, including the possible issuance and pledge of one or more new series of the Company's first mortgage bonds ("Collateral Bonds") in an aggregate principal amount not to exceed $455,000,000 as security for the Tax-Exempt Bonds (where such amount is not to be included in the amount of Bonds in (A)(1) above), and/or (D) the proposed acquisition by the Company of all or a portion of certain series of the Company's outstanding
First Mortgage Bonds and Preferred Stock and certain series of outstanding Pollution Control Revenue Bonds and
Industrial Development Revenue Bonds issued for the
Company's benefit ("Outstanding Securities"), all as more fully described in said Application-Declaration, we advise as follows:

                    I.   The Company is a corporation
               validly organized and existing under the laws of the State of Louisiana.

                    2.   All action necessary to make valid
               the participation by the Company in the
               proposed transactions described in (A), (B),
               (C) and (D) above will have been taken when:

                              (a)  the Application-
                    Declaration shall have been granted and
                    permitted to become effective in
                    accordance with the applicable
                    provisions of the Act;

                              (b)  appropriate final action
                    shall have been taken by the Board of
                    Directors and/or an Authorized Officer
                    of the Company with respect to the
                    proposed transactions;

                              (c)  the Supplemental
                    Indentures, the Debenture Indenture,
                    the Subordinated Debenture Indenture,
                    the Facilities Agreement, the Refunding
                    Agreement and each of the other
                    agreements referred to in the
                    Application-Declaration related to said
                    proposed transactions shall have been
                    duly executed and delivered by each of
                    the proposed parties thereto; and

                              (d)  the Bonds, Debentures,
                    Preferred Stock, Entity Subordinated
                    Debentures and/or Tax-Exempt Bonds
                    (including, if applicable, Collateral
                    Bonds) shall have been appropriately
                    issued and delivered for the
                    consideration contemplated.

                    3.   When the foregoing steps shall
               have been taken and in the event said
               proposed transactions are otherwise
               consummated (i) in accordance with the
               Application-Declaration and the related
               order or orders of the Commission, (ii)
               within the limits specified in the Mortgage, as amended and supplemented and as proposed to be further supplemented, and the Company's Restated Articles of
               Incorporation, as amended and as proposed to be further amended, and (iii) in accordance with appropriate resolutions of the Board of Directors and certificates of Authorized
               Officer(s) of the Company:

                              (a)  all state laws which
                    relate or are applicable to the
                    participation by the Company in the
                    proposed transactions described in (A),
                    (B), (C) and (D) above (other than so-
                    called "blue-sky" laws or similar laws,
                    with respect to which we express no
                    opinion herein) will have been complied
                    with;

                              (b)  the Bonds, Debentures,
                    Entity Subordinated Debentures and/or
                    Collateral Bonds will be valid and
                    binding obligations of the Company in
                    accordance with their terms, except as
                    limited by bankruptcy, insolvency,
                    reorganization or other similar laws
                    affecting enforcement of mortgagees'
                    and other creditors' rights;

                              (c)  the Preferred Stock will
                    be validly issued, fully paid and non-
                    assessable, and the holders thereof
                    will be entitled to the rights and
                    privileges appertaining thereto set
                    forth in the Company's Restated
                    Articles of Incorporation, as amended
                    and as they are proposed to be further
                    amended;

                              (d)  the Company will have
                    legally acquired any Outstanding
                    Securities being acquired; and

                              (e)  the consummation of the
                    proposed transactions by the Company
                    will not violate the legal rights of
                    the holders of any securities issued by
                    the Company or any associate company
                    thereof.

          We are members of the New York Bar and do not hold ourselves out as experts on the laws of any other state. In giving this opinion, we have relied, as to all matters governed by the laws of the State of Louisiana, upon an opinion of even date herewith addressed to you by Laurence M. Hamric, General Attorney - Corporate and
Securities of Entergy Services, Inc. or Denise C. Redmann,
Senior Attorney, Corporate and Securities of Entergy
Services, Inc., which is to be filed as an exhibit to the Application-Declaration.

          We hereby consent to the use of this opinion as an exhibit to the Application-Declaration.

                                   Very truly yours,

                                   /s/ Reid & Priest LLP

                                   REID & PRIEST LLP